Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 21, 2025 (August 4, 2025, as to eﬀects of the reverse stock split discussed in Note 1) relating to the financial statements of Bullish, appearing in the Registration Statement No. 333-288780 on Form F-1. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP
San Francisco, California
August 13, 2025